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                                                                    Exhibit 10.1
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                  BAYBANKS PROFIT SHARING EXCESS BENEFIT PLAN

                      First Amendment to the Restated Plan
                      ------------------------------------

     The BayBanks Profit Sharing Excess Benefit Plan, as restated effective January 1, 1989, is hereby amended effective as of January 1, 1994 as follows:


     The first sentence of Section 3 is amended in its entirety to read as follows:

     "If the full amount of Employer contributions or the full number of ESOP shares that otherwise would be credited to a participant's accounts for a plan year under Section 6.1 or Section 7.3 of the Plan (other than ESOP shares that otherwise would be credited to a participant's account solely as a result of the release of ESOP shares from the suspense account following a repayment of all or a portion of an exempt loan described in
     Section 7.2) cannot be so credited either because of the limits on annual additions to his accounts under Section 15.1 of the Plan or because of the limit on the amount of base compensation that may be taken into account under Section 2.1 of the Plan or under Code Section 401(a)(17) (or other applicable limitation under the Code), the amount that cannot be so credited will be paid to such participant hereunder."


     Executed on July 19, 1994.


                                   BAYBANKS, INC.



                                   By:      /s/ Ilene Beal
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